As filed with the Securities and Exchange Commission on November 7, 2022.

File No. 001-41528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

GE Healthcare Holding LLC*

(Exact name of registrant as specified in its charter)

Delaware	88-2515116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 W. Monroe Street Chicago, IL	60661
(Address of principal executive offices)	(Zip Code)

617-443-3400

(Registrant’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	GE Healthcare Holding LLC will convert into a corporation and will be renamed GE HealthCare Technologies Inc. prior to the completion of the Spin-Off (as defined in Exhibit 99.1).

GE HEALTHCARE HOLDING LLC

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1 (the “Information Statement”).

Item 1.    Business.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Certain Relationships and Related Person Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.    Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.    Properties.

The information required by this item is contained under the section of the Information Statement entitled “Our Business—Properties.” That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.

Item 6.    Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Director Compensation” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

The information required by this item is contained under the sections of the Information Statement entitled “Our Business—Legal Proceedings” and Note 14, “Commitments, Guarantees, Product Warranties, and Other Loss Contingencies—Legal Matters” to the audited combined financial statements. Those sections are incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “The Spin-Off,” “Dividend Policy,” “Capitalization,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 11.    Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “The Spin-Off,” “Dividend Policy,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The information required by this item is contained under the section of the Information Statement entitled “Change in GE’s Certifying Accountant.” That section is incorporated herein by reference.

Item 15.    Financial Statements and Exhibits.

(a)    Financial Statements

The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to the Financial Statements,” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)    Exhibits

The following documents are filed as exhibits hereto:

Exhibit Numbers	Exhibit Description
2.1	Separation and Distribution Agreement, dated as of November 7, 2022, by and between General Electric Company and the registrant.†

3.1	Form of Certificate of Incorporation of the registrant.

3.2	Form of Bylaws of the registrant.

10.1	Form of Transition Services Agreement, by and between General Electric Company and the registrant.*

10.2	Form of Tax Matters Agreement, by and between General Electric Company and the registrant.*

10.3	Form of Employee Matters Agreement, by and between General Electric Company and the registrant.

10.4	Form of Trademark License Agreement, by and between General Electric Company and a subsidiary of the registrant.†*

10.5	Form of Real Estate Matters Agreement, by and between General Electric Company and the registrant.*

10.6	Form of Stockholder and Registration Rights Agreement, by and between General Electric Company and the registrant.†*

10.7	Form of Indemnification Agreement.*

10.8	Term Loan Agreement, dated as of November 4, 2022, by and among GE Healthcare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

10.9	364-Day Revolving Credit Agreement, dated as of November 4, 2022, by and among GE Healthcare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

10.10	Credit Agreement, dated as of November 4, 2022, by and among GE Healthcare Holding LLC, as the borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

10.11	Form of GE HealthCare 2023 Long-Term Incentive Plan.

10.12	Form of GE HealthCare Mirror 2022 Long-Term Incentive Plan.

10.13	Form of GE HealthCare Mirror 2007 Long-Term Incentive Plan.

10.14	Form of GE HealthCare Mirror 1990 Long-Term Incentive Plan

10.15	Offer Letter with Peter J. Arduini, dated June 15, 2021.

10.16	Settlement Agreement with Kieran Murphy, dated December 21, 2021.

10.17	Performance Share Grant Agreement for H. Lawrence Culp, Jr., dated August 18, 2020.

10.18	Notice of Adjustment to the Performance Share Grant Agreement for H. Lawrence Culp, Jr., effective July 30, 2021.

10.19	Performance Stock Unit Grant Agreement for Peter J. Arduini, dated February 23, 2022.

10.20	GE HealthCare Annual Executive Incentive Plan.

Exhibit Numbers	Exhibit Description

10.21	GE HealthCare Restoration Plan.

10.22	GE HealthCare U.S. Executive Severance Plan.

16.1	Letter of KPMG, dated February 12, 2021 (incorporated by reference to Exhibit 16.1 of General Electric Company’s Current Report on Form 8-K filed with the SEC on February 12, 2021).

21.1	Subsidiaries of the registrant.*

99.1	Preliminary Information Statement.

99.2	Form of Notice of Internet Availability of Information Statement Materials.**

*	Previously filed
**	To be filed by amendment
†

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GE HEALTHCARE HOLDING LLC

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti Title: President & Treasurer

Date: November 7, 2022